UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 28, 2022

Peraso Inc.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2022, Peraso Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company will offer and sell to the Purchaser, in a registered direct offering, an aggregate of 1,300,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), at a negotiated purchase price of $1.00 per share. The Company also offered and sold to the Purchaser pre-funded warrants to purchase up to 1,150,000 shares of Common Stock (the “Pre-Funded Warrants”), in lieu of shares of Common Stock at the Purchaser’s election. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The purchase price of each Pre-Funded Warrant is $0.99, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Shares, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (No. 333-258386), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on August 9, 2021 (the “Registration Statement”).

In a concurrent private placement, the Company is also selling to the Purchaser warrants (the “Purchase Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 3,675,000 shares of Common Stock (the “Purchase Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”). The Purchase Warrants will be exercisable beginning six months and one day from the date of the Purchase Agreement (the “Initial Exercise Date”) at an exercise price of $1.36 per share and will expire on the five-year anniversary of the Initial Exercise Date.

The Purchase Warrants will be exercisable on a “cashless” basis if at any time they are exercised there is not an effective registration statement for the resale of the Purchase Warrant Shares in place, or there is not a current resale prospectus then available.

The exercise price and number of Warrant Shares will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the offering is expected to occur on or about November 30, 2022, subject to customary closing conditions. The Company is expected to receive gross proceeds of approximately $2.45 million in connection with the offering, before deducting placement agent fees and related offering expenses.

From the date of the Purchase Agreement until six months after the closing date of the sale of the Shares and the Warrants, the Purchaser will have a right to participate in subsequent financings by the Company up to an amount equal to 30% of the total amount of such financing by giving notice of the exercise of such right on the third trading day after which the Purchaser receives notice of the proposed financing.

From the date of the Purchase Agreement until 90 days after the closing date of the sale of the Shares and the Warrants, the provisions of the Purchase Agreement generally prohibit the Company from issuing or agreeing to issue shares of Common Stock or common stock equivalents other than under equity compensation plans, outstanding rights to acquire common stock or common stock equivalents, or in connection with certain strategic transactions.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from (i) entering into an “ATM” offering, that is an offering of Common Stock into its existing trading market for the Common Stock at a price or prices related to the then-market price of the Common Stock, within six months after the date of the Purchase Agreement and (ii) issuing or agreeing to issue shares of Common Stock or common stock equivalents that are variable until the earlier of 12 months after the date of the Purchase Agreement or the date the Purchaser no longer holds any Warrants.

The Purchase Warrants and the Purchase Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2)

under the Securities Act and Regulation D promulgated thereunder, or in the event of an issuance of Warrant Shares on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

The Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act. The Purchaser, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the Purchase Warrants or the Purchase Warrant Shares to the public except pursuant to sales registered or exempt from negotiation under the Securities Act.

Also on or prior to the closing date, in connection with the Purchase Agreement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser. Under the Registration Rights Agreement, the Company is required to file a registration statement within 15 calendar days after signing the Registration Rights Agreement to register the Purchase Warrant Shares for resale by the Purchaser. The Company’s failure to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Company to monetary penalties.

The Benchmark Company, LLC acted as the sole placement agent (the “Placement Agent”) on a “best efforts” and exclusive basis, in connection with the offering. The Placement Agent will be entitled to a cash fee of 7.0% of the gross proceeds paid to the Company for the Shares and the Warrants and reimbursement of certain out-of-pocket expenses.

An opinion of Mitchell Silberberg & Knupp LLP regarding the validity of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares is filed as Exhibit 5.1.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Registration Rights Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the form of Purchase Agreement, the Registration Rights Agreement, the form of Pre-Funded Warrant and the form of Purchase Warrant are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated by reference in response to this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 8.01 Other Events.

On November 28, 2022, the Company issued a press release announcing the offering described in Item 1.01 above, a copy of which is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. As noted above, the closing of the offering is subject to the satisfaction of customary closing conditions and there is no assurance that the Company will satisfy those conditions. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Description

4.1Form of Pre-Funded Warrant

4.2Form of Purchase Warrant

5.1Opinion of Mitchell Silberberg & Knupp LLP

10.1*Form of Securities Purchase Agreement

10.2Form of Registration Rights Agreement

23.1Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

99.1Press Release by Peraso Inc. dated November 28, 2022

104The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: November 30, 2022	By:	/s/ James W. Sullivan
James W. Sullivan
Chief Financial Officer